EXHIBIT 22.1



                  SUBSIDIARIES OF GENERATIONS BANCSHARES, INC.
                  --------------------------------------------


                                  SEASONS BANK
               (ORGANIZED UNDER THE LAWS OF THE STATE OF GEORGIA)


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